EXHIBIT 3.4

                          CERTIFICATE OF DOMESTICATION
                                       OF
                               CHINA DIRECT, INC.

         Pursuant to the provisions of Section 607.1801 of the Florida Statutes, the undersigned, David Stein, the Chief Operating Officer of China Direct, Inc., a foreign corporation (the "Corporation"), submits the following Certificate for the purpose of becoming domesticated in the State of Florida:

     FIRST: The date on which the Corporation first came into being was June 21, 1994.

     SECOND: The jurisdiction where the Corporation was first formed with the State of Delaware.

     THIRD: The name of the Corporation immediately prior to the filing of this Certificate was China Direct, Inc.

     FOURTH: The name of the Corporation will use in the State of Florida, as set forth in its Articles of Incorporation filed with this Certificate, is China Direct, Inc.

     FIFTH: Immediately prior to the filing of this Certificate, the principal place of business of the Corporation was located at 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487.

Dated:   June 15, 2007                               CHINA DIRECT, INC.


                                              By:   /s/ David Stein
                                              ------------------------------
                                                        David Stein
                                                        Chief Operating Officer

                                  CERTIFICATION

         I, David Stein, do hereby certify that I am the Chief Operating Officer of China Direct, Inc., and that I am authorized to sign this Certificate of Domestication on behalf of the Corporation. I further certify that all of the statements in the foregoing instrument are true and correct.


                                                     /s/ David Stein
                                                   -----------------------
                                                       David Stein
                                                       Chief Operating Officer

STATE OF FLORIDA                    )
                                            ) SS
COUNTY OF PALM BEACH                )

         On June 15, 2007, before me personally appeared David Stein, personally known to me to be the person whose name is subscribed to in the instrument within, and acknowledged that he executed the instrument for the purposes contained in the instrument.


                                         /s/ Sydney J. Monda
                                         --------------------------
                                          Notary Public
                                          My Commission Expires:  04-22-2010

                            ARTICLES OF INCORPORATION
                                       OF
                               CHINA DIRECT, INC.


         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be:  CHINA DIRECT, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE IV
                                  CAPITAL STOCK

                  The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be one billion (1,000,000,000) shares of Common Stock, par value $.0001 per share, and ten million (10,000,000) shares of Preferred Stock, par value $.0001 per share.

         Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes or series of Preferred Stock as adopted by the Board of Directors.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                           Corporation Service Company
                                1201 Hays Street
                           Tallahassee, Florida 32301

                                   ARTICLE VII
                               BOARD OF DIRECTORS

         This corporation shall have three (3) Directors initially.

                               Yuejian James Wang
                      5301 North Federal Highway, Suite 120
                            Boca Raton, Florida 33487

                                   Marc Siegel
                      5301 North Federal Highway, Suite 120
                            Boca Raton, Florida 33487

                                   David Stein
                      5301 North Federal Highway, Suite 120
                            Boca Raton, Florida 33487

                                  ARTICLE VIII
                                  INCORPORATOR

         The name address of the person signing these Articles of Incorporation as the Incorporator is James M. Schneider, Esq., 2200 N.W. Corporate Boulevard, Suite 210, Boca Raton, Florida 33431.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  To the fullest extent permitted by the Florida Business Corporation Act, the Corporation shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation, provided that such person is or was at the time a director of the Corporation; or (iv)is or was serving at the request of the Corporation as an officer of another Corporation, provided that such person is or was at the time a director of the corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida Business Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

                                    ARTICLE X
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE XI
                           CONTROL SHARE ACQUISITIONS

         This Corporation expressly elects to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 18th day of June 2007.



                                  /s/ James M. Schneider
                              --------------------------------------------
                                      James M. Schneider, Incorporator

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                       AND OFFICE FOR SERVICE FOR PROCESS


         CHINA DIRECT, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487 has named Corporation Services Company whose address is 1201 Hays Street, Tallahassee, Florida 32301 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:
         Having been named to accept service of process for the above-named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                            CORPORATION SERVICES COMPANY



                                             By:      /s/ Sara K. Drake
                                             ---------------------------------
                                                                  Sarah K. Drake